Exhibit 99.1

ROW 44, INC.

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

BALANCE SHEET	F-2

STATEMENT OF OPERATIONS	F-3

STATEMENT OF STOCKHOLDERS' DEFICIT	F-4

STATEMENT OF CASH FLOWS	F-5

NOTES TO FINANCIAL STATEMENTS	F-6 - F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Row 44, Inc.

We have audited the accompanying balance sheet of Row 44, Inc. as of December 31, 2009 and the related statements of operations, stockholders’ deficit, and cash flows the year ended December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Row 44, Inc. at December 31, 2009, and the results of its operations and its cash flows for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

Rose, Snyder & Jacobs LLP

Encino, California

January 30, 2013

ROW 44, INC.

BALANCE SHEET

DECEMBER 31, 2009

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$104,915
Accounts receivable, net of allowance for doubtful accounts of $48,293	5,700
Inventories	2,069,503
Prepaid expenses	402,596
Advances, related parties	109,213
Other current assets	28,806
TOTAL CURRENT ASSETS	2,720,733

PROPERTY AND EQUIPMENT, net	2,461,505

OTHER ASSETS
Deposits and other assets	82,918
TOTAL OTHER ASSETS	82,918

TOTAL ASSETS	$5,265,156

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,523,001
Accrued employee paid-time-off	163,065
Deferred revenue	247,097
Derivative liabilities	3,536,208
Convertible bridge loans, net	15,528,613
Note payable	2,753,695
Accrued interest	1,106,376
TOTAL CURRENT LIABILITIES	24,858,055

LONG-TERM LIABILITIES
Deferred revenue	1,339,482
Other non-current liabilities	52,896
TOTAL LIABILITIES	26,250,433

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK
Series A-1, $0.0001 par value; 9,794,142 shares authorized, issued and outstanding	7,337,787
Series A-2, $0.0001 par value; 19,887,000 shares authorized,
17,027,275
TOTAL REDEEMABLE PREFERRED STOCK	24,365,062

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value; 500,000,000 shares authorized, 24,663,510 shares issued and outstanding	2,466
Additional paid-in capital	3,793,390
Subscriptions receivable	(794,387)
Accumulated deficit	(48,351,808)
TOTAL STOCKHOLDERS' DEFICIT	(45,350,339)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$5,265,156

See report of independent public accounting firm and notes to financial statements.

ROW 44, INC.

STATEMENT OF OPERATIONS

FOR THE YEAR DECEMBER 31, 2009

REVENUES
Equipment revenue	$374,427
Service revenue	-

TOTAL REVENUES	374,427

OPERATING EXPENSES
Equipment cost of sales	262,747
Cost of services	5,914,933
Personnel	2,268,971
Research and development	3,474,699
Selling, general and administrative	3,690,296
TOTAL OPERATING EXPENSES	15,611,646

OPERATING LOSS	(15,237,219)

OTHER INCOME (EXPENSE)
Interest income	31,322
Miscellaneous expense	(200)
Interest expense	(11,649,842)

TOTAL OTHER INCOME (EXPENSE)	(11,618,720)

NET LOSS	(26,855,939)

Less: Preferred stock dividends	(1,804,819)

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(28,660,758)

Net loss attributable to common stock per share - basic and diluted	$(1.16)

Weighted average number of common shares outstanding - basic and diluted	24,663,510

ROW 44, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2009

			Additional
	Common Stock		Paid-in	Subscriptions	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, January 1, 2009	24,663,510	$2,466	$13,426	(769,173)	$(21,495,869)	$(22,249,150)

Discount on convertible promissory notes	-	-	1,984,158	-	-	1,984,158

Stock-based compensation	-	-	140,014	-	-	140,014

Preferred stock dividends	-	-	(1,804,819)	-	-	(1,804,819)

Reclassification of derivative liabilities	-	-	3,460,611	-	-	3,460,611

Interest income on subscriptions receivable	-	-	-	(25,214)	-	(25,214)

Net loss	-	-	-	-	(26,855,939)	(26,855,939)

Balance, December 31, 2009	24,663,510	$2,466	$3,793,390	$(794,387)	$(48,351,808)	$(45,350,339)

See report of independent public accounting firm and notes to financial statements.

ROW 44, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,855,939)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest on convertible promissory notes	10,484,589
Depreciation and amortization	611,340
Interest income on subscriptions receivable	(25,214)
Stock-based compensation	140,014
Changes in operating assets and liabilities:
Accounts receivable	(5,700)
Inventories	(718,905)
Prepaid expenses and other current assets	(223,695)
Deposits and other assets	5,670
Accounts payable and accrued expenses	121,853
Accrued interest	1,106,376
Accrued employee paid-time-off	57,207
Deferred revenue	1,145,857

NET CASH USED IN OPERATING ACTIVITIES	(14,156,547)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(114,187)

NET CASH USED IN INVESTING ACTIVITIES	(114,187)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	14,025,000
Payments on capital lease obligation	(25,562)

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,999,438

NET DECREASE IN CASH AND CASH EQUIVALENTS	(271,296)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	376,211

CASH AND CASH EQUIVALENTS, END OF PERIOD	$104,915

Supplemental disclosures:
Interest paid in cash	$58,876
Income taxes paid in cash	$-

See report of independent public accounting firm and notes to financial statements.

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Row 44, Inc. (the “Company”, “Row 44”, “we”, “us”, “our”) was founded in 2004 and provides satellite based in-flight broadband connectivity for commercial air passengers, as well as commercial airline operations services for cockpit and crew. In addition to its in-flight broadband system, the Company offers its customers a private labeled portal that is free to access for passengers. This portal currently comprises a custom menu of entertainment services, which includes online shopping, and games with plans to add additional features such as a moving map, streaming video, live TV, movies, and texting. Row 44 currently offers services in the United States with plans to extend satellite coverage to Western Europe and then other regions of the world as the opportunities arise. The Company has several wholly owned, dormant subsidiaries that were created for regulatory purposes in current and anticipated operating regions.

Liquidity

The Company has historically raised capital through the issuance of convertible promissory notes (“bridge loans”) sufficient to continue operations until such time that additional equity funding (in the form of Preferred Stock rounds) is obtained.

In addition to the convertible bridge loans entered into in 2009 (note 5), the Company received an additional $525,000 in 2010 for a total debt funding of $14.55 million. In April 2010, these convertible bridge loans and the related unpaid, accrued interest was converted into Series B-2 Preferred units. Between April 2010 and August 2010, the Company raised $22.5 million in connection with funding for Series B-1a Preferred units and Series B-1b preferred units. Between December 2011 and June 2012, the Company successfully raised approximately $45 million of funding, which comprised $25 million of new cash investment from an existing preferred shareholder for Series C-1 Preferred units and the issuance of two $10 million bridge loan rounds. The two $10 million bridge loans and related accrued interest were converted into Series C-2 Preferred units in June 2012.

Management intends to become profitable by continuing to seek out additional airline companies in various global markets that are interested in offering connectivity to their customers and to expand its product offering with emphasis on bringing to market enhanced products like streaming video, live TV, and movies. Based upon the Company’s cash on hand, other sources of liquidity, as described above, and based upon the Company’s operating plan, the Company’s management anticipates that the Company will be able to satisfy the cash requirements of its operations through at least the next twelve months. The Company anticipates that further equity or debt financings, and/or additional revenue generating arrangements will be necessary to continue to fund operations in the future.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Management uses its historical records and knowledge of its business in making these estimates. Accordingly, actual results may differ from these estimates.

Revenue Recognition

Revenues consist primarily of sales of equipment to airlines, which are hardware equipment sets that Row 44 purchases from third party vendors and then sells to the commercial airlines.

The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. For equipment sales, revenue recognition generally occurs at the time of shipment or delivery, depending on shipping terms.

See report of independent registered public accounting firm. - F-6 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Debt and Equity Instruments

The Company accounts for convertible instruments issued with freestanding warrants in accordance with ASC 470, ”Debt” and ASC 480, “Distinguishing Liabilities from Equity”. In addition, the Company considers the provisions of ASC 815, “Derivatives and Hedging”, when evaluating freestanding and embedded instruments. These instruments include the bridge loans, preferred stock, and associated warrants.

Derivative Financial Instruments

All derivatives are accounted for on a fair value basis. Embedded derivative instruments subject to bifurcation are also accounted for on a fair value basis. The change in fair value of derivatives is recorded through earnings. Cash flows from embedded derivatives subject to bifurcation are reported consistently with the host contracts within the Statement of Cash Flows.

During the year ended December 31, 2009, warrants to purchase common stock were classified as derivatives due to an embedded feature that required the Company to issue additional warrants in the event of a default on a convertible bridge loan. See notes 4 and 5 for further discussion of these warrants.

Warranties

The Company is not directly responsible for warranty costs related to equipment sales. The vendors that supplied the individual parts, which comprise the assemblies sold by the Company to customers, provide the warranty.

Deferred Revenue

Deferred revenue primarily consists of prepayments received from customers for which the Company’s revenue recognition criteria have not been met. The deferred revenue will be recognized as revenue once the criteria for revenue recognition have been met.

Inventories

Inventories, which are classified as finished goods, are comprised of individual parts and assemblies and are stated at the lower of cost or market. Cost of inventories is determined using actual cost on a first-in, first-out basis. The Company provides inventory write-downs based on excess and obsolete inventories determined primarily by future demand forecasts. The write-down is measured as the difference between the cost of the inventory and market based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. At the point of the loss recognition, a new, lower cost basis for that inventory is established, and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. At December 31, 2009, the reserve for inventory write-downs amounted to $0.

Long-Lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 350, “Intangibles – Goodwill and Other” and ASC 360, “Property and Equipment”. Long-lived assets to be held and used are reviewed for events or changes in circumstances that indicate that their carrying value may not be recoverable. No impairment losses were recorded during the year ended December 31, 2009.

Software Development Costs

The Company accounts for the development of software to be used for internal purposes in accordance with ASC 350-40, “Goodwill and Other – Internal-Use Software”. These costs are expensed as incurred due to the frequency with which software is updated.

See report of independent registered public accounting firm. - F-7 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Shipping and Handling

Shipping and handling costs are recorded as part of selling, general and administrative expenses and amounted to $33,481 for the year ended December 31, 2009.

Research and Development

Costs relating to designing and developing new products are expensed in the period incurred.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are being provided using the straight-line method over the estimated useful lives of the assets. The estimated useful lives used are as follows:

Classification	Life

Albatross (aircraft)	5 Years
Furniture and fixtures	7 Years
Equipment	5-7 Years
Computer equipment	3 Years
Computer software	3 Years
Automobiles	5 Years

Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized.

Accounts Receivable

The Company extends credit to its customers. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of the Company's customers to make required payments. Management specifically analyzes the age of customer balances, historical bad debt experience, customer credit-worthiness, and changes in customer payment terms when making estimates of the collectability of the Company’s trade accounts receivable balances. If the Company determines that the financial condition of any of its customers has deteriorated, whether due to customer specific or general economic issues, an increase in the allowance may be made. After all attempts to collect a receivable have failed, the receivable is written off. Based on the information available, management believes the Company’s accounts receivable, net of the allowance for doubtful accounts, are collectable.

The following table reconciles changes in the Company’s allowance for doubtful accounts for the year ended December 31, 2009:

Beginning allowance for doubtful accounts	$-
Doubtful account accruals	48,293
Receivables written off	-
Ending allowance for doubtful accounts	$48,293

Marketing and Advertising

Marketing and advertising costs are expensed as incurred. Marketing and advertising amounted to $326,952 for the year ended December 31, 2009 and are included in selling, general and administrative expenses.

See report of independent registered public accounting firm. - F-8 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Preferred Stock

The Company elects to accrete the difference between the redemption value and carrying value of outstanding preferred stock over the period from the date of issuance to the earliest redemption date using the effective interest method.

Currency

All of the Company’s contracts, agreements, and transactions are denominated in U.S. dollars.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers cash equivalents to include short-term, highly liquid investments with an original maturity of three months or less.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with ASC 740, “Income Taxes”. To date, no current income tax liability has been recorded due to the Company’s accumulated net losses. Deferred income tax assets and liabilities are recognized for temporary differences between the financial statement carrying amounts of assets and liabilities and the amounts that are reported in the income tax returns. Deferred income tax assets and liabilities are recorded on a net basis; however, the net deferred income tax assets have been fully reserved by a valuation allowance due to the uncertainty of the Company’s ability to realize future taxable income and to recover its net deferred income tax assets.

Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718, ”Compensation – Stock Compensation”, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on the estimated grant date fair value of the award. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's statement of operations.

Warrants issued to non-employees are expensed as services are rendered.

The Company estimates fair value of share-based awards using the Black-Scholes model. This model requires the Company to estimate the expected volatility and value of its common stock and the expected term of the stock options; all of which are highly complex and subjective variables. The variables take into consideration, among other things, actual and projected employee stock option exercise behavior. The Company uses an average of similar companies’ historical volatility as a basis for its expected volatility. Expected term is computed using the simplified method provided within Securities and Exchange Commission Staff Accounting Bulletin No. 110. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected term of the stock option or warrant.

See report of independent registered public accounting firm. - F-9 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) per Share

Basic earnings (loss) per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive potential common shares, which primarily consist of stock options issued to employees, warrants issued to third parties, convertible promissory notes, and convertible preferred stock, have been excluded from the diluted loss per share calculation because their effect is anti-dilutive.

The Company includes participating securities, which consists of Preferred Stock outstanding, in the computation of earnings per share pursuant to the two-class method. The participating securities have contractual participation rights to distributed earnings equivalent to those of stockholders of unrestricted common stock. The two-class method of computing earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. During periods when the Company generates a net loss, no portion of the loss is allocated to the preferred stock as the preferred shareholders are not contractually obligated to participate in losses.

For the Year Ended December 31, 2009
Net loss	$(26,855,939)
Less: Preferred stock dividends	(1,804,819)
Undistributed losses	$(28,660,758)

Allocation of undistributed losses to participating securities:

Common stock	$(28,660,758)
Preferred stock	--
Undistributed losses	$(28,660,758)

Fair Value of Financial Instruments

The Company groups financial assets and financial liabilities measured at fair value into three levels of hierarchy in accordance with ASC 820-10, “Fair Value Measurements and Disclosure”. Assets and liabilities recorded at fair value in the accompanying balance sheet are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The categories are as follows:

Level Input:	Input Definition:

Level I	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurement date.
Level II	Inputs, other than quoted prices included in Level I, that are observable for the asset or liability through corroboration with market data at the measurement date.
Level III	Unobservable inputs that reflect management's best estimate of what market participants would use in pricing the asset or liability at the measurement date.

See report of independent registered public accounting firm. - F-10 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Effect of Recently Issued Accounting Standards

During 2009, the Company adopted changes issued by the FASB to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates (ASUs). ASUs will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on our financial statements.

During 2009, the Company adopted changes issued by the FASB to accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued, otherwise known as “subsequent events.” Specifically, these changes set forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of these changes did not have a material impact on our financial statements.

In August 2009, the FASB issued ASU 2009-15, which changes the fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 input fair value measurements. This ASU is effective on January 1, 2010. Adoption of this ASU will not have a material impact on our financial statements.

2.	PROPERTY AND EQUIPMENT

Depreciation and amortization of property and equipment amounted to $604,138 during the year ended December 31, 2009 and are included in the accompanying statements of operations in selling, general and administrative expenses.

At December 31, 2009, property and equipment consists of the following:

Albatross (aircraft)	$384,798
Furniture and fixtures	462,942
Equipment	2,287,966
Computer equipment	244,783
Computer software	55,254
Automobiles	37,423
Leasehold improvements	49,372
3,522,538
Less accumulated depreciation and amortization	1,061,033

Total	$2,461,505

See report of independent registered public accounting firm. - F-11 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK

As of December 31, 2009, the Company is authorized to issue, and has issued, 29,681,142 shares of Convertible Redeemable Preferred Stock (“Preferred Stock”), which is allocated to various Series as follows:

Series A-1: 9,794,142 shares

Series A-2: 19,887,000 shares

8% Cumulative Dividends

The Preferred Stock accrues cumulative dividends at the rate of 8% per annum on the base amount, which is defined as the sum of (i) such Preferred Stock’s Original Issue Price plus (ii) any Accruing Dividends accrued and unpaid thereon, whether or not declared, together with any other dividends declared but unpaid, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, and are payable only if and when declared by the Company’s Board of Directors. The Company may not declare, pay, or set aside any dividends on shares of any other class or series unless the holders of the Preferred Stock then outstanding receive a dividend equal to the sum of i) any unpaid cumulative dividends and ii) the dividend per share that would be received had the Preferred Stock been converted into shares of common stock at the applicable conversion price in effect at that time. No dividends on the Preferred Stock shall be paid in cash without the consent of the holders of at least a majority of the outstanding shares of Preferred Stock. Cumulative but unpaid dividends as of December 31, 2009 amounted to $2,900,959.

Liquidation

At December 31, 2009, the Preferred Stock has an aggregate liquidation preference of $24,365,062, which includes cumulative but unpaid dividends. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Company’s Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payments shall be made to the holders of the Company’s Common Stock, the greater of (i) the applicable Original Issue Price plus any Accruing Dividends accrued but unpaid, whether or not declared, together with any other dividends declared but unpaid thereon and (ii) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution or winding up. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Preferred Stock the full liquidation amount, then the holders of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

Voting Rights

Holders of Preferred Stock are entitled to cast the number of votes equal to the number of common shares into which the shares of Preferred Stock held by such holders are convertible as of the record date. The holders of Preferred Stock vote together with the holders of common stock as a single class. Certain activities of the Company require the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Preferred Stock including, but not limited to: (i) liquidate, dissolve or wind-up the business and affairs of the Company, effect any Liquidation Transaction, or consent to any of the foregoing, (ii) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Preferred Stock, or (iii) authorize the issuance of any debt security if the aggregate indebtedness of the Company for borrowed money following such action would exceed $1 million.

See report of independent registered public accounting firm. - F-12 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

3.	CONVERTIBLE, REDEEMABLE PREFERRED STOCK (Continued)

Optional Conversion Rights

Holders of the Preferred Stock, at their option, may convert their shares into shares of common stock at the following conversion prices, subject to certain adjustments for future issuances at a lower price and customary adjustments for stock splits, combinations, etc.:

Series A-1 $0.5064

Series A-2 $0.5577

The Company evaluated the embedded conversion rights under the guidance of ASC 815, “Derivatives and Hedging”. The Company determined that for purposes of evaluating embedded features that may require bifurcation, the preferred stock primarily had characteristics of equity. Therefore, the conversion feature permitting conversion to common stock would be clearly and closely related to the host instrument, and as a result was not bifurcated.

In the event of a notice of redemption of any shares of Preferred Stock, the Conversion Rights of the shares designated for redemption shall terminate unless the redemption is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full, provided that the Conversion Rights shall be appropriately modified to take into account that portion of redemption proceeds actually received by the holders of Preferred Stock.

At December 31, 2009, there were approximately 45 million shares of common stock issuable upon the conversion of preferred stock.

Mandatory Conversion

All outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least $2.50 per share resulting in at least $50,000,000 of gross proceeds resulting in the shares of Common Stock being listed for trading on either the New York Stock Exchange or the NASDAQ Global Market or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock.

Redemption Rights

The Preferred Stock shall be redeemed by the Company, at any time on or after March 31, 2015, at a price equal to the greater of i) the Original Issue Price per share, plus any accumulated but unpaid dividends, or ii) the fair market value of the common stock, if a majority of the then outstanding holders of Preferred Stock, as determined on an as converted into Common Stock basis, provide written notice to the Company requesting redemption of the Preferred Stock. The Preferred Stock was recorded outside of permanent equity due to the fact that its redemption is outside the control of the Company. The Preferred Stock is presented on the accompanying balance sheet at its redemption amount. Changes to the redemption amount related to cumulative but unpaid dividends. As a result of the Company’s accumulated deficit, cumulative dividends are charged against additional paid-in capital.

The following is a reconciliation of the preferred stock activity for the year ended December 31, 2009:

	Preferred Stock
	Series A-1	Series A-2
Balance, January 1, 2009	$6,794,248	$15,765,995
Cumulative dividends	543,539	1,261,280
Balance, December 31, 2009	$7,337,787	$17,027,275

See report of independent registered public accounting firm. - F-13 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

4.	STOCK OPTIONS AND WARRANTS

Stock Options

During 2007, the Company adopted a stock option/stock purchase plan to attract and retain the best available personnel to promote the success of the Company’s business. Pursuant to the plan, the Company may grant employees, consultants, and directors of the Company incentive stock options or nonqualified stock options or allow such parties to purchase restricted stock of the Company. A total of 13,237,940 shares were available for issuance pursuant to the plan.

In 2007, two of the Company’s officers purchased a total of 2,987,940 shares of restricted stock under the plan subject to certain restrictions for a period of three years.  At December 31, 2009, 1,991,960 of these shares of restricted stock were fully vested. During 2009, the Company granted options representing a total of 252,899 shares.

As of December 31, 2009, there were 1,271,175 shares available for issuance pursuant to the plan. Options granted pursuant to the plan must be granted at not less than the fair value of the Company’s common stock on the date of the grant, and are subject to vesting and other limitations as determined by the plan and the Board of Directors of the Company.

Stock option activity for the year ended December 31, 2009 is as follows:

	Shares	Weighted-average expercise price	Weighted-average remaining contractual term	Aggregate Intrinsic Value
Outstanding - January 1, 2009	8,725,926	$0.15	9.83 years

Granted	252,899	0.15
Exercised	-	-
Forfeited	-	-

Outstanding - December 31, 2009	8,978,825	$0.15	8.85 years	$-
Exercisable at December 31, 2009	4,859,865	$0.15	8.83 years	$-
Expected to vest at December 31, 2009	4,118,960	$0.15	8.88 years	$-

The weighted-average grant date fair value of awards granted under the plan during 2009 was $0.07 per option. Fair values were determined using the Black-Scholes model and the following level 3 assumptions for the year ended December 31, 2009:

Value of common stock	$0.15 per share
Expected stock volatility	47%
Expected dividends	0%
Weighted-average expected term	6.08 years
Risk-free rate	2.61%

Information about stock options at December 31, 2009 is summarized as follows:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life	Number Exercisable	Weighted Average Remaining Contractual Life

$0.15	8,978,825	8.85 years	4,859,865	8.83 years

See report of independent registered public accounting firm. - F-14 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

4.	STOCK OPTIONS AND WARRANTS (Continued)

The fair value of share options vested, and related share-based compensation recognized, during the year ended December 31, 2009 amounted to $140,014 and was included in personnel costs and research and development expenses as follows:

Personnel	$77,258
Research and development	62,756
Total	$140,014

As of December 31, 2009, the Company had $271,614 of total unrecognized compensation costs related to non-vested share-based compensation arrangements. These costs are expected to be recognized over the weighted-average period of 2.00 years.

Warrants

During 2009, the Company issued 30,475,000 warrants to purchase common stock in connection with convertible bridge loans (“Debt Warrants”). The Company performed an evaluation under the provisions of ASC 815 and determined that 17,837,500 of the Debt Warrants met the criteria of derivative liabilities (“Derivative Warrants”) as a result of an embedded provision that required the issuance of additional warrants (“Penalty Warrants”) upon failure to pay the convertible bridge loans pursuant to their contractual terms. The Penalty Warrants were issuable on a monthly basis at a rate of one warrant per $1 of outstanding principal in default and shared the same terms and conditions as the Debt Warrants (i.e. exercise price, term, etc.). The Debt Warrants and Penalty Warrants have a contractual term of 7 years, an exercise price of $0.0001, and vested immediately upon issuance. During 2009, the Company issued 27,358,332 Penalty Warrants.

The Derivative Warrants were recorded at fair value using the Black-Scholes valuation model and the assumptions below. The Derivative Warrants, upon issuance, were recorded as (i) a discount to the convertible bridge loans in 2009, which was amortized to interest expense through the maturity date using the effective interest method and (ii) derivative liabilities. During the year ended December 31, 2009, the Company recognized interest expense of $10,484,589 related to these warrants, $4,322,656 of which related to changes in value of the derivative liabilities.

Warrants granted during 2009 were valued at $8,670,261. These values were used in the calculation of the relative fair value of the convertible bridge loans in footnote 5. The warrants were valued under the Black-Scholes valuation model using the following level 3 assumptions:

2009
Common stock value (per share)	$0.15
Expected term	7 years
Risk-free rate	2.37% - 3.17%
Stock volatility	50%
Dividend yield	0%

Following is a summary of warrant activity for the year ended December 31, 2009:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding, January 1, 2009	2,012,605	$0.3727	5.15 years
Granted	57,833,332	0.0001
Exercised	-	-
Forfeited, cancelled and expired	-	-
Outstanding, December 31, 2009	59,845,937	$0.0126	6.63 years
Exercisable, December 31, 2009	59,845,937	$0.0126	6.63 years

See report of independent registered public accounting firm. - F-15 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

4.	STOCK OPTIONS AND WARRANTS (Continued)

The following is a summary of the warrants outstanding at December 31, 2009:

Exercise Price per Warrant	Number of Warrants	Class of Shares	Weighted Average Remaining Life

$0.00 - $0.0001	58,908,437	Common	6.66 Years
$0.80	937,500	Common	4.99 Years
Total outstanding:	59,845,937

5.	NOTE PAYABLE AND CONVERTIBLE BRIDGE LOANS

In 2009, the Company entered into convertible bridge loans with PAR Investment Partners, LP and Exit Row Investments, LLC, which aggregated $14,025,000, with various maturity dates in 2009. The Company was successful in extending these loans into 2010, at which time the unpaid principal and accrued interest were ultimately converted into 62,326,439 shares of Series B-2 Preferred Stock. In connection with the convertible bridge loans, the Company issued Debt Warrants and Penalty Warrants. See note 4 for further discussion regarding the warrants, including valuation methodology and accounting treatment. The loans bear interest at 12% per annum, however, the interest rate on one of the loans increased to 20% on October 1, 2009.

The conversion price of the bridge loans was to be determined based on the issuance price of a future round of Qualified Financing, as defined in the agreement, which was ultimately the Series B capital raise in 2010, discounted by 15%. The Company determined that these bridge loans constituted share-settled debt in accordance with ASC 480, “Distinguishing Liabilities from Equity”. As such, the convertible bridge loans were initially recorded at an amount equal to their residual allocated amount and were accreted to their redemption amount, which was approximately 15% greater than its face amount, through the maturity date using the effective interest method. During 2009, the Company incurred $5,521,031 of interest expense related to the accretion of the convertible bridge loans and amortization of note discount. As of December 31, 2009, the carrying amount of the convertible bridge loans is broken down as follows:

Principal balance	$14,025,000
Incremental redemption amount	2,103,750
Note discount	(600,137)
$15,528,613

During the year ended December 31, 2009, the Company’s effective interest rate on convertible bridge loans was 100%. Accrued but unpaid interest on these convertible bridge loans amounted to $957,633 at December 31, 2009.

During 2009, the Company issued a promissory note in the amount of $2,753,695 to a vendor as payment for outstanding trade accounts payable. The note matures on March 30, 2010, bears interest 12% per annum, and is not collateralized. Accrued but unpaid interest on this note amounted to $148,743 at December 31, 2009.

The following is a schedule, by year, of future minimum principal payments required under convertible bridge loans and note payable as of December 31, 2009:

Years Ending December 31,	Convertible Bridge Loans	Note Payable
2010	$14,025,000	$2,753,695
2011	-	-
2012	-	-
2013	-	-
2014	-	-
	$14,025,000	$2,753,695

See report of independent registered public accounting firm. - F-16 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

6.	FAIR VALUE OF FINANCIAL INSTRUMENTS

During the year ended December 31, 2009, the Company had warrants to purchase common stock outstanding that met the criteria of derivative liabilities as a result of an embedded provision that required the issuance of additional warrants upon a failure to pay convertible bridge loans pursuant to their contractual terms. These warrants were subsequently reclassified to equity during 2010 upon conversion of the underlying debt to Series B-2 Preferred Stock.

The following table presents the fair value reconciliation of Level 3 derivative liabilities measured at fair value on a recurring basis for the year ended December 31, 2009:

Balance, January 1, 2009	$-
Original issue of warrants	2,674,162
Change in value	4,322,657
Reclassification to equity	(3,460,611)
Balance, December 31, 2009	$3,536,208

The fair value of derivatives were valued using a probability-weighted Black-Scholes model, which utilized Level 3 unobservable inputs. Significant inputs used in valuing the derivatives included (i) the Company’s current stock price, (ii) the Company’s expected stock-price volatility, (iii) the expected term of the instrument, and (iv) the probability that the Company would default on the convertible bridge loans. The change in value of derivative liabilities is presented as interest expense in the accompanying statements of operations.

The carrying amount of certain of the Company’s financial instruments, including cash, accounts receivable, and accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments. The fair value of borrowings is not considered to be significantly different than its carrying amount because the stated rates for such debt reflect current market rates and conditions.

7.	CONCENTRATIONS

Major Suppliers

The Company purchases its satellite bandwidth from a single supplier. This supplier also provides the Company with the equipment and servers required to terminate the satellite stream, provides space at its datacenters to house the equipment and servers, and also provides network operations service support. During the year ended December 31, 2009, the Company paid $6,011,769 to this supplier for services.

The Company purchases equipment from third party suppliers for sale to the airlines. The supplier that provides satellite bandwidth also provides modems for use within the equipment on the aircraft.

In 2009, the Company purchased the antenna assembly, related cabling, radomes and rings from a single supplier which, during the year ended December 31, 2009 comprised 23% of total inventory purchases. In 2010 the Company ended its relationship with this supplier in favor of a replacement supplier.

The Company purchases certain line replaceable units (“LRUs”) from a single supplier, which during the year ended December 31, 2009 comprised 63% of total inventory purchases.

Any interruption in the supply from these significant vendors would have a significant impact on the Company’s ability to provide equipment to the airline’s for installation.

See report of independent registered public accounting firm. - F-17 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

7.	CONCENTRATIONS (Continued)

Concentration of Credit Risk

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits. Historically, the Company has not experienced any losses in such accounts.

8.	INCOME TAXES

The difference between income tax expense attributable to continuing operations and the amount of income tax expense that would result from applying domestic federal statutory rates to pre-tax income (loss) is mainly related to an increase in the valuation allowance, partially offset by state income taxes. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized. Deferred income tax assets are mainly related to net operating loss carryforwards. Management has chosen to take a 100% valuation allowance against the deferred income tax asset until such time as management believes that its projections of future profits make the realization of the deferred income tax assets more likely than not. Significant judgment is required in the evaluation of deferred income tax benefits and differences in future results from management’s estimates could result in material differences.

A reconciliation of the expected income tax (benefit) computed using the federal statutory income tax rate to the Company's effective income tax rate is as follows for the year ended December 31, 2009:

Pretax Loss based on statutory rate	34.00%
State tax, net of federal benefit	3.96
Permanent difference	(5.01)
Federal R&D credit	0.92
CA R&D Credit	0.70
Change of Valuation Allowance	(34.57)
Income Tax based on effective tax rate	0.00%

Deferred tax assets:
Depreciation and Amortization of Property and Equipment and Research and Development Costs	$3,457,667
Accrued Expenses	358,629
Allowance, Reserves & Other	431,164
NOL, capital loss & credit carryforward	11,705,875
15,953,335
Less: Valuation Allowance	(15,953,335)
Total Deferred Tax Assets:	$-

See report of independent registered public accounting firm. - F-18 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

8.	INCOME TAXES (Continued)

As of December 31, 2009, the Company has federal and state net operating loss carry forwards of $26.2 million and $23.9 million, respectively, which will begin to expire during the fiscal years ending December 31, 2028 and 2018, respectively. These NOLs may be used to offset future taxable income, to the extent the Company generates any taxable income, and thereby reduce or eliminate future federal income taxes otherwise payable. Section 382 of the Internal Revenue Code imposes limitations on a corporation's ability to utilize NOLs if it experiences an ownership change as defined in Section 382. In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percent over a three-year period. In the event that an ownership change has occurred, or were to occur, utilization of the Company’s NOLs would be subject to an annual limitation under Section 382 as determined by multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate as defined in the Internal Revenue Code. Any unused annual limitation may be carried over to later years. The Company could experience an ownership change under Section 382 as a result of events in the past in combination with events in the future. If so, the use of the Company’s NOLs, or a portion thereof, against future taxable income may be subject to an annual limitation under Section 382, which may result in expiration of a portion of the NOLs before utilization.

Therefore, the Company could be liable for income taxes sooner than otherwise would be true if the Company were not subject to Section 382 limitations. The Company expects to perform a study to determine the extent of the limitation.  Due to the existence of the valuation allowance, future changes in the Company’s unrecognized tax benefits will not impact its effective tax rate. Any carryforwards that expire prior to utilization as a result of such limitations will be removed, if applicable, from deferred tax assets with a corresponding reduction of the valuation allowance.

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the year ended December 31, 2009. The Company files income tax returns with the Internal Revenue Service (“IRS”) and several states. All of the Company’s tax filings are subject to examination at December 31, 2009. The Company's net operating loss carryforwards are subject to IRS examination until they are fully utilized and such tax years are closed.

9.	EMPLOYEE BENEFIT PLAN

The Company has established a 401(k) employee retirement savings plan that is available to all of its employees. Under the provisions of the plan, employees may make pre-tax contributions not to exceed the limit set by the Internal Revenue Service. The Company elected to not make any matching contributions during 2009.

10.	RELATED PARTY TRANSACTIONS

PAR Investment Partners, L.P. (“PAR”) owns approximately 45% of the outstanding equity of Row 44 as of December 31, 2009. Accordingly, PAR can exercise significant influence on the Company.

As discussed in Note 5, in 2009 PAR loaned Row 44 a total of $7,275,000 and was granted warrants to purchase 46,670,832 shares of Row 44’s $0.0001 par value common stock. In September 2011, PAR exercised these warrants. In connection with the April 2010 financing, PAR’s various bridge loans were converted into 31,803,678 shares of Series B-2 Preferred Stock.

See report of independent registered public accounting firm. - F-19 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

10.	RELATED PARTY TRANSACTIONS (Continued)

Subscriptions Receivable, Notes Receivable and Advances

At December 31, 2009, the Company had subscriptions receivable and advances due from two of its officers, which aggregated $903,600; of which, $794,387 related to subscriptions receivable. The subscriptions receivable bear interest at 6% and are due on March 31, 2011. In July 2011, the balance of the advances and subscriptions receivable, including accrued interest receivable, were converted into two new long-term receivables (“officers’ receivables”), which bear interest at 6% per annum and are due in one payment of all principal and accrued interest in July 2014. These officers’ subscriptions receivables are collateralized by certain outstanding shares of common stock owned by each of the officers. The Company recognizes interest income when earned, using the simple interest method. The Company makes ongoing assessments regarding the collectability of the notes receivable balance. Notes receivable are presented on the accompanying balance sheets at their estimated net realizable value.

11.	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases its operating facilities under non-cancelable operating leases that expire through 2011. The Company also leases certain facilities under month-to-month arrangements. Total rent expense for the year ended December 31, 2009 was $291,303. The Company is responsible for certain operating expenses in connection with these leases. The following is a schedule, by year, of future minimum rental payments required under non-cancelable operating leases as of December 31, 2009:

Years Ending December 31,
2010	$207,735
2011	42,000
2012	-
2013	-
2014	-
Thereafter	-
$249,735

Satellite Costs Commitments

In connection with the purchase of satellite bandwidth, the Company signed a Master Services Agreement (“MSA”) with Hughes Network System, LLC (“Hughes”) to provide for satellite capacity in North America. The Company and Hughes have entered into subsequent agreements to adjust capacity as needed to support the bandwidth requirements for its airline customers and airline customer’s passengers. The Company expenses these satellite capacity charges as incurred based on monthly invoices provide by Hughes for the month’s applicable bandwidth amount made available to the Company. The following is a schedule, by year, of future payments under the MSA and subsequent agreements thereto as of December 31, 2009:

Years Ending December 31,
2010	$2,459,016
2011	2,459,016
2012	2,459,016
2013	-
2014	-
Thereafter	-
$7,377,048

See report of independent registered public accounting firm. - F-20 -

ROW 44, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009

11.	COMMITMENTS AND CONTINGENCIES (Continued)

Legal Matters

The Company is involved from time to time in various legal proceedings in the normal conduct of its business. The Company does not believe that the outcome of any pending litigation will have a material adverse impact on the Company’s financial position, results of operations, or cash flows.

12.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 30, 2013, the date the financial statements were available to be issued.

Between 2010 and 2012, the Company raised capital through the issuance of i) Preferred shares, ii) Preferred Units, and iii) convertible bridge loans, which were converted into Preferred shares / units.

Between 2010 and 2012, the Company has entered into various agreements / amended agreements with customers, contractors, and vendors in the normal course of business.

During November 2012, the Company entered into an Agreement and Plan of Merger with Global Eagle Acquisition Corp. (GEAC) whereby GEAC will acquire 100% of the equity interests of the Company in exchange for shares of GEAC Common Stock. The Company is proceeding with this transaction and expects to close the transaction in January 2013.

See report of independent registered public accounting firm. - F-21 -